                             JOINT VENTURE AGREEMENT

         AGREEMENT made as of this 27th day of August, 1997, by and between BROADWAY SERIES ASSOCIATES, INC., ("BSA"), 611 Main Street, Louisville, Kentucky, 40202 and PACE VARIETY ENTERTAINMENT, INC. ("PACE"), 515 Post Oak Boulevard, Suite 300, Houston, Texas 77027. Each of BSA and PACE is hereinafter sometimes referred to as a "Venturer" and both together are collectively referred to as the "Venturers".

         The parties hereto desire to form a joint venture to produce and present, upon the terms and conditions stated below, a production of the musical play entitled TONY 'N TINA'S WEDDING (the "Play"), created by Artificial Intelligence (authors), the rights in which are controlled by TNT Company ("TNT").

         Accordingly, the parties hereto hereby agree as follows:

         1. Formation of Joint Venture.

              1.1 The Venturers hereby form a Texas joint venture (the "Joint Venture") to be called "The Wedding Tour Company" to produce and cause the production of a non-union bus and truck touring production of the Play and to exploit any and all other rights in the Play granted to it or to any of the Venturers by TNT and/or the authors, including commercial sponsorships, merchandising and the sale of commercial use products.

         2. Decisions; Contracts.

              2.1 All decisions (including budget, routing, creative staffing and selection of personnel, including attorney and accountant) shall require approval of the parties hereto, not to be unreasonably withheld.

              The Venturers agree to engage Franklin, Weinrib, Rudell Vassallo to act as legal counsel.

              The Venturers further agree that 101 Productions Inc. ("General Manager") shall provide general management services in connection with all productions of the Play produced hereunder for a production fee of five thousand dollars ($5,000) plus seven hundred fifty ($750) weekly starting two weeks prior to the first public performance.

              Decisions affecting the day-to-day operations of the touring company are hereby delegated to 101 Productions in its capacity as general manager.

              2.2 The production budget attached hereto as Exhibit "A" is hereby approved.

              2.3 The following personnel are hereby approved:

                   2.3.1 Larry Pelligrini - director

                   2.3.2 Joe Corcoran - executive producer

                   2.3.3 Franklin Weinrib Rudell Vassallo - legal counsel

                   2.3.4 (to be determined) - accountant

                   2.3.5 The Booking Group - booking agent for non-PACE markets.

              2.4 All major contracts with respect to the production and presentation of the Play shall be signed by each of the parties hereto. All day to day contracts shall be signed on behalf of the Joint Venture by 101 Productions or its authorized representative.

         3. Agreements with Venturers.

              3.1 The Venturers hereby agree to co-present the production in Louisville, Columbus, Cincinnati, and Indianapolis.

              3.2 The Venturers hereby agree that PACE shall be the local presenter for the production of the Play hereunder in certain cities, as set forth on Exhibit "B" attached hereto, on the terms and conditions set forth on Exhibit "C". PACE shall be entitled to retain all payments it receives as local presenter, and the other Venturers shall not share therein.

              3.3 The Venturers hereby agree that BSA may elect to be the local presenter for the production of the Play hereunder in certain cities to be agreed upon between the parties on the terms and conditions set forth in Exhibit "C" annexed hereto. BSA shall be entitled to retain all payments payable to BSA as local presenter, and the other Venturers shall not share therein.

         4. Assignment of Rights.

         Each of the Venturers shall assign, or cause to be assigned, all rights and interest that it now has or may hereafter acquire in the Play to the Joint Venture upon its formation.

         5. Agreements in Connection with the Play.

              5.1 License Agreement. PACE has negotiated a license contract (the "License Contract") with TNT which permits PACE to produce and present productions of the Play. The Venturers hereby approve the License Contract, and PACE hereby assigns the License Contract to the Joint Venture and the Joint Venture hereby assumes all obligations thereunder.

              5.2 Joe Corcoran Agreement. PACE has entered into an agreement (the "Corcoran Agreement") with Joe Corcoran Productions to serve as executive producer for its productions of the Play. The Venturers hereby acknowledge receipt of a copy of the Corcoran Agreement, approve the Corcoran Agreement and PACE hereby assigns the Corcoran Agreement to the Joint Venture and the Joint Venture hereby assumes all obligations thereunder.

         6. Term.

         The term of this Agreement and of the Joint Venture shall commence on the date hereof and shall continue for as long as rights in the Play, including the right to receive income, either (a) continue to be held by any joint venturer or (b) are reacquired by any joint venturer during the period currently five years after the termination of the Joint Venture.

         7. Bank Account; Checks.

         The parties have agreed to open bank accounts in New York in the name of the Joint Venture at Chase Bank, 600 Fifth Avenue, New York, New York. Checks on said account may be signed by any joint venturer or general manager.

         8. Pre-Production Expenses.

         The Venturers have heretofore contributed certain pre-production expenses in connection with the production of the Play as set forth in Exhibit "A" attached hereto, which also reflects how such funds have been expended. Such expenses shall be included as part of the production budget of the Play and shall be credited to the Venturers' respective obligations to contribute funds to the Joint Venture pursuant to Paragraph 9.2 below.

         9. Financing Productions of the Play.

              9.1 The Venturers agree that the initial capitalization required for the initial production of the Play (the "Capitalization") inclusive of all required bonds shall be as set forth on the production budget attached hereto as Exhibit "A".

              9.2 The Venturers agree that each of them shall provide one-half (1/2) of the Capitalization, to be provided on an "as needed" basis as presenter deposits from the initial cities on the tour. Any third party deposits in the form of advances shall be credited equally to reduce the share due from each of the Venturers. The aforesaid contributions of the Venturers shall be provided to the Joint Venture, on a pari passu and pro rata basis, as mutually agreed.

              9.3 The Capitalization shall not be increased without unanimous approval of the Venturers. The foregoing shall in no way derogate from any Venturer's liability for losses and liabilities beyond the Capitalization, as set forth in Paragraph 10.3 below.

              9.4 If, in obtaining any monies hereunder, the parties are required to take any actions to comply with the Securities Act of 1933, as amended, or any rules or regulations promulgated thereunder, or to comply with
Article 23 of the Arts and Cultural Affairs Law of the State of New York, or any rules and regulations promulgated thereunder, or the laws of any other state or Jurisdiction relating to the sale of securities, they shall take, or cause to be taken, such action as may be required to comply therewith. Each Venturer shall indemnify and hold harmless the Joint Venture and the other Venturers against any and all liability resulting from the breach by it of this Paragraph 9.4.

         10. Allocation of Profits and Losses.

              10.1 Any and all operating profits of the Joint Venture shall first be distributed to the Venturers equally until the entire Capitalization has been recouped by the Venturers.

              10.2 Following recoupment, any and all net profits of the Joint Venture shall be divided, as follows:

                                   PACE - 60%
                                   BSA  - 40%

              10.3 All losses and liabilities of the Joint Venture in excess of Capitalization, including without limitation any costs, expenses or other liability pursuant to the Bonds, shall be borne and paid equally by the parties hereto.

              10.4 The profits and losses of the Joint Venture shall be defined in accordance with generally accepted accounting principles, consistently applied. The receipts of the Joint Venture shall include all receipts of any kind or nature directly or indirectly received by the Joint Venture or any Venturer, arising from, relating to, or connected with the Play, including without limitation receipts from commercial sponsorships, merchandising, and the sale of commercial use products, but specifically not including receipts of any Venturer as general manager, theater owner, local presenter or promoter, booking agent, or as a result of any interest it may have in any merchandising company, publishing company or similar entity.

              10.5 Any and all profits of the Joint Venture shall be distributed to the Venturers at such time as the parties may agree provided that the Joint Venture shall always have the right to retain sufficient monies to cover any liabilities and to maintain adequate reserves.

              10.6 The books and records of the Joint Venture shall be kept at the offices of the General Manager in New York City. Each Venturer or its authorized representative shall have the right, at reasonable times, during regular business hours, to inspect such books and records.

         11. Credit.

         Subject to the terms of the Production Agreement and the Corcoran Agreements, the production of the Play shall be announced substantially as follows:

       PACE VARIETY ENTERTAINMENT, INC. & BROADWAY SERIES ASSOCIATES, INC.

                  IN ASSOCIATION WITH JOE CORCORAN PRODUCTIONS

                                     PRESENT

The names of the Venturers shall be of equal size, style and prominence.

         12. Fees

         PACE shall receive a cash office charge of two hundred fifty dollars ($250) per week commencing three weeks prior to the commencement of rehearsals of each company presented by the Joint Venture and continuing until two weeks after the close of each such company.

         13. Producer's Fee.

              13.1 The producer's weekly royalty (the "Producer's Fee") shall be two percent (2%), increasing to three percent (3%) at 150% recoupment, of the gross weekly box office receipts of each company of the Play presented by the Joint Venture. The Producer's Fee shall be shared as follows:

                  PACE     1.0% pre-recoupment; 1.5% at 150% recoupment
                  BSA      1.0% pre-recoupment; 1.5% at 150% recoupment

              13.2 The Producer's Fee shall be calculated and paid in the same manner as the royalty payable to Author pursuant to the Production Contract.

         14. Other Activities.

         Each of the Venturers shall devote such time and effort as may be necessary or advisable for the furtherance of the production of the Play. Each of the Venturers shall have the right to engage in other business activities during the continuation of this Agreement, including, without limitation, the production of other plays.

         15. Abandonment.

         The parties may abandon the venture at any time upon mutual consent. At any time after at least two full weeks of paid public performances have been presented, any Venturer may request, by notice in writing delivered to the other Venturers, that such company (the "Closing Company") be closed the second following Sunday (the "Effective Date"). Such notices shall be given no later than twelve o'clock noon on the Monday two weeks prior to the Effective Date. If any Venturer (the "Closing Party") shall desire to close the production, and the other Venturer (the "Running Party") shall desire to continue to run the production, then the Running Party shall have the right to do so, and the Closing Party shall (i ) have no further participation or interest in any proceeds or profits of, and management fees and office charges, relating to the production following the Effective Date, and (ii) have no further liability with respect to any operating losses of the production following the Effective Date. In the event that the Closing Party withdraws from the production, the Running Party shall indemnify the Closing Party against any operating losses of the production incurred following the Closing Date. The Closing Party shall forfeit all right, title and interest in and to the Tour and all proceeds thereof commencing with the Effective Date, but this shall not affect the Closing Party's interest in any proceeds accrued prior thereto but not distributed.

         16. Assignment.

         This Agreement shall bind and inure to the benefit of each of the Venturers and their respective executors, administrators, successors and personal representatives. No Venturer hereto shall have the right to assign this Agreement or any of its rights hereunder or herein without the prior written consent of the other Venturers, except that:

         (a) PACE may assign this Agreement to any of Allen Becker, Brian Becker and/or Miles Wilkin, to any corporation of which it or any of the foregoing individuals is a controlling shareholder, to a limited liability company of which any of the foregoing individuals is a managing member, or to any partnership of which it or any of the foregoing individuals is a general partner, provided that such assignee assumes in writing all of the obligations of the assignor.

         (b) BSA may assign this Agreement to Leslie Broecker, Amy Kessler, or Sue Vierling, to any corporation of which it or any of the foregoing individuals is a controlling shareholder, to a limited liability company of which it or any of the foregoing individuals is a managing member, or to any partnership of which it or any of the foregoing individuals is a general partner, provided that such assignee assumes in writing all of the obligations of the assignor.

         17. Governing Law.

         This contract is made in the State of Texas and shall be construed in accordance with, and governed by, the laws of that state applicable to contracts made and performed entirely therein.

         18. Notices.

              18.1 All notices ("Notices") which any Venturer is required or may desire to give to any other party under this Agreement shall be in writing and shall be delivered personally or sent by registered or certified mail (postage prepaid) or fax to such party at the address of such party given below, or at such other address as such party shall have designated by notice duly given in the manner above provided. All such notices shall be deemed given on receipt.

              18.2 Copies of such notices shall be sent to:

for PACE:         Elliot Brown, c/o Franklin Weinrib Rudell Vassallo
                  488 Madison Ave, 18th floor, NY NY 10022-5761

for BSA:          Amy Kessler, c/o Broadway Series Associates
                  611 Main Street, Louisville, KY 40202

         19. Arbitration.

         Any controversy, claim, dispute or question arising out of, or in connection with, or in relation to, the validity, interpretation, performance or nonperformance of this Agreement, or any breach thereof, shall be determined and settled by arbitration in New York City before a single arbitrator in accordance with the then existing rules of the American Arbitration Association, and judgment upon any award, which may include an award of damage, may be entered in the highest court, of the forum, state or federal, having jurisdiction.

         20. Miscellaneous.

              20.1 Each of the parties hereto agrees to sign such further instruments in writing as may be required to effectuate the purpose and intent of this Agreement.

              20.2 The failure of any party hereto to enforce at any time any of the provisions hereof shall not be construed to be a waiver of such provisions or of such party's rights thereafter to enforce such provisions.

              20.3 This Agreement constitutes the entire understanding between the parties hereto and replaces all prior understandings and agreements between the parties with respect to production of the Play. It may not be modified except by a written instrument signed by all of the parties.

              20.4 Paragraph headings are inserted for convenience only and shall not be deemed part of this Agreement for any purpose whatsoever.

              20.5 This Agreement may be executed in several counterparts, and all counterparts so executed by all the parties hereto and affixed to this Agreement shall constitute a valid and binding agreement, even though all the parties have not signed the same counterpart.

              IN WITNESS WHEREOF, the parties have affixed their hands as of the day and year first above written.

PACE VARIETY ENTERTAINMENT, INC.       BROADWAY SERIES ASSOCIATES, INC.

By: /s/ Michael Gayler                 By: /s/ B. L Broecker
   ------------------------------         ------------------------------
    Michael Gayler, Secretary              B. L. Broecker, President

                         EXHIBIT "A" - PRODUCTION BUDGET

TONY 'N TINA'S WEDDING NATIONAL TOUR                                    10/03/97
*********FOR DISCUSSION ONLY**********SUBJECT TO CHANGE********
PRELIMINARY ESTIMATED PRODUCTION BUDGET                    5th Draft PAGE 1 OF 2

PHYSICAL PRODUCTION
         Costumes and Hair                               8,350
         Lighting/Sound/Pops                             2,500
         Musical Instruments                                 0
         Miscellaneous                                     500

FEES                                                                  $11,350.00
         Author                                              0
         Director (Larry Pelligrini                          0
         Costume Designer (Juan DeArmas)                 2,000
         NY Costume Supervisor ($15 x 20hr)                300
         General Manager                                 5,000
         Casting                                             0
         Legal                                          10,000
         Executive Producer Fee (Joe Corcoran Prod)      5,000
         Choreographer (Hal Simons)                        500
                                                                      $22,800.00
REHEARSAL SALARIES AND EXPENSES
         Actors - 26 @ $350 x 1 week                     9,100
         Asst Dir/Actor @ $400 x 1 week                    400
         Stage Manager - $750 x 1 week                     750
         Musical Director - $500 x 1 week                  500
         Musicians - $350 x 2 x 1 week                     700
         General Manager - $750 x 2 weeks                1,500
         Company Manager - $600 x 2 weeks                1,200
         Press Agent                                         0
         Marketing (Lourdes)                             1,500
         Wardrobe & Hair Supervisor                        400
         Audition Expenses                                 500
         Rehearsal Space                                   500
         Misc. Rehearsal Expenses                          300
                                                                      $17,350.00
LOAD-IN & RENOVATION
         Wardrobe/Hair                                     750
         Hauling                                           750
         Departmental Bills                                750

                                                                       $2,250.00

TONY 'N TINA'S WEDDING NATIONAL TOUR                                     9/26/97
*********FOR DISCUSSION ONLY**********SUBJECT TO CHANGE********
PRELIMINARY ESTIMATED PRODUCTION BUDGET                    5th Draft PAGE 2 OF 2

ADVERTISING & PUBLICITY
         TV/Radio Commercials                                0
         Photos and Print                                1,000
         Signs/Posters/Fliers                            5,000
         Front of House                                      0
         Group Sales Materials                           1,000
         Opening Night Party                                 0
         Press Agent Misc. Expenses                      1,000
                                                                       $8,000.00
ADMINISTRATIVE & GENERAL
         Accountants Fee (Matt Farrell)                  2,000
         Office - $750 x 4 weeks (Joe Corcoran Prod.)    3,000
         Office - $250 x 4 weeks (PACE)                  1,000
         Office - $250 x 4 weeks (BSMG)                  1,000
         Payroll Taxes                                   2,035
         Insurance                                       6,000
         Transportation                                  6,500
         Per Diem                                       17,800
         Prelim. Box Office                                  0
         Development (PACE Conference)                  17,213
         Copying/Messenger/FedEx                         2,000
         Miscellaneous                                   1,000
                                                                      $59,547.50
ADVANCE ROYALTIES
         The TNT Company                                20,000
         Artificial Intelligence                         1,000
         Director's Advance / Pellegrini Royalties       1,000
                                                                      $22,000.00

         SUBTOTAL CAPITALIZATION                                     $143,297.50


         CONTINGENCY                                                  $31,702.50

        TOTAL MAXIMUM CAPITALIZATION                                 $175,000.00

TONY 'N TINA'S WEDDING NATIONAL TOUR                                    10/03/97
*********FOR DISCUSSION ONLY**********SUBJECT TO CHANGE********
PRELIMINARY ESTIMATED PRODUCTION BUDGET                    5th Draft PAGE 1 OF 2

SALARIES
         Cast - 26 @ $400                               10,400
         Asst Dir/Actor                                    500
         Stage Manager                                     600
         General Manager                                   750
         Company Manager                                   600
         Press Agent                                         0
         Musical Director/Actor                            600
         Wardrobe & Hair                                   500
         Musicians - 2 @ $400                              800
                                                                      $14,750.00
ADVERTISING & PUBLICITY
         Newspaper & Radio                                   0
         Photos/Signs, etc                                   0
         Special Promotions                                  0
         Press Agent Expenses                                0
         Playbills/Misc                                    150
                                                                         $150.00
DEPARTMENTAL EXPENSES
         General/Tour/Stage Mgr. Exps                      250
         Wardrobe & Hair                                   850
         Electrics/Sound                                   100
         Music Department/Keyboard Rental                  150
                                                                       $1,350.00
THEATRE EXPENSES
         Space Renovation & Scenery                          0
         Props and Furniture                                 0
         Reception Space Rental                              0
         Ceremony Space Rental                               0
         Cleaning                                            0
         Utilities/Maintenance                               0
         Catering                                            0
         Miscellaneous                                     200
                                                                         $200.00

TONY 'N TINA'S WEDDING NATIONAL TOUR                                    10/03/97
*********FOR DISCUSSION ONLY**********SUBJECT TO CHANGE********
PRELIMINARY ESTIMATED PRODUCTION BUDGET                    5th Draft PAGE 2 OF 2

GENERAL AND ADMINISTRATIVE
         Accounting                                        350
         Legal                                             200
         Insurance                                         500
         Payroll Taxes                                   1,814
         Per Diems/Living Expenses                      13,800
         Transportation                                  1,200
         Layoff                                          1,750
         Telephone/Messenger                               250
         Payroll Service                                    75
         Box Office Operations                               0
         Office Fee
             (750.00 JCP, 250.00 PACE, 250.00 BSMG)      1,250
         Miscellaneous                                     262
                                                                      $21,450.00

         TOTAL FIXED WEEKLY                                           $37,900.00

         PRODUCTION AMORTIZATION/PROFIT                                $9,600.00

         TOTAL FIXED WEEKLY WITH AMORTIZATION                         $47,500.00

                      EXHIBIT "B" - CITIES FOR PRESENTATION

PTG - SOLO
----------
Atlanta
Austin
Baltimore
Chicago / Rosemont
Costa Mesa
Dallas
Edmonton
Fort Lauderdale
Green Bay, Wisconsin
Houston
Long Beach
Miami
Milwaukee
Minneapolis
Myrtle Beach, SC
Nashville
New Orleans
Omaha
Ottawa
Orlando
Palm Beach
Pittsburgh
Portland, OR
San Antonio
Seattle
Tampa
Tempe / Phoenix
Washington, DC

BSA / PTG CO-PRESENT
--------------------
Cincinnati
Columbus
Indianapolis
Louisville

BSA - SOLO
----------
Lexington, KY
Ashland, KY
Dayton, OH
Owensboro, KY
Bowling Green, KY

                      EXHIBIT "C" - CITIES FOR PRESENTATION


GUARANTEE                                                            $47,500.00

ROYALTY GUARANTEE                                                  10% of Gross

LOCAL PROMOTER COSTS                                     Estimated at 20,000.00

                                                       STATE OF DELAWARE
                                                       SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 12/09/1998
                                                       981474966 - 2757193

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                      SFX BROADCASTING OF THE MIDWEST, INC.


         It is hereby certified that:

         1. The name of the Corporation (hereinafter called the "Corporation") is SFX BROADCASTING OF THE MIDWEST, INC. The date of incorporation is May 30, 1997.

         2. The certificate of incorporation of the Corporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article:

         "FIRST: The name of the corporation (hereinafter called the "corporation") is SFX CONCERTS OF THE MIDWEST, INC."

         3. The amendment of the certificate of incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said Corporation has caused this certificates to be signed by Howard J. Tytel, its Secretary on this 9th day of December, 1995.


                                       By: /s/ Howard J. Tytel
                                          --------------------------
                                           Howard J. Tytel
                                           Secretary

Microfilm Number  ____________ Filed with the Department of State on __________

Entity Number ________________ Secretary of the Commonwealth __________________


               ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION


         In compliance with the requirement of 15 Pa.C.S. ss. 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.       The name of the corporation is:  SJS ENTERTAINMENT CORPORATION

2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name or its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

         (a) 319 Market Street, Harrisburg PA  17101 Dauphin

         For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the country in which the corporation is located for venue and official publication purposes.

3.       The statute by or under which it was incorporated is

4.       The date of its incorporation is:  11/30/95

5.       (Check, and if appropriate complete, one of the following):

         X The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

              The amendment shall be effective on:

6.       (Check one of the following):

              The amendment was adopted by the shareholders (or members ) pursuant to 16 Pa.C.S. ss. 1914(a) and (b).

         X The amendment was adopted by the board of directors pursuant to Pa.C.S. ss. 1914(C)

7.       (Check, and if appropriate complete, one of the following):

                  The amendment adopted by the corporation, set forth in full, is as follows:

         X The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

8.       (Check if the amendment restates the Articles):

              The restated Articles of Incorporated supersede the original Articles and all amendments thereto.

         IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 29th day of October 1998.


                                       SJS ENTERTAINMENT CORPORATION


                                       By: /s/ [illegible]
                                          --------------------------------
                                       Title: Vice President

                          UNANIMOUS WRITTEN CONSENT OF
                            THE BOARD OF DIRECTORS OF
                          SJS ENTERTAINMENT CORPORATION
                                 (the "Company")


         WHEREAS, the Company, a corporation duly organized and validly existing under the laws of the State of Pennsylvania, desires to change the name of the company by amending its certificate in incorporation; and

         WHEREAS, the undersigned, being all of the Directors of the Company, in compliance with section 15 Pa.C.S. ss. 1914(c), do hereby adopt the following resolutions by unanimous written consent; now therefore be it

         RESOLVED, that the certificate of incorporation of the Company is hereby amended by striking out Article FIRST thereof, and be it

         FURTHER RESOLVED, that Article FIRST will be replaced with the following "FIRST: The name of the corporation (hereinafter called the "corporation") is SFX RADIO NETWORK, INC."

         The Unanimous Written Consent may be executed in one or more counterparts which, taken together, shall constitute the original action of the Board of Directors of the Company and shall be filed with the proceedings of the Board of Directors of the Company.

         IN WITNESS WHEREOF; the undersigned Board of Directors of the Company has executed this Written Consent as of the 29th day of October, 1998.


                                       /s/ [illegible]
                                       ---------------------------------
                                       Robert F.X. Sillerman


                                       /s/ [illegible]
                                       ---------------------------------
                                       Howard J. Tytel


                                       /s/ [illegible]
                                       ---------------------------------
                                       Michael G. Ferrel

(CHANGES)                                        BUREAU USE ONLY:

DOCKETING STATEMENT DSCS 15-1348 (Rev 95)        ___REVENUE  ___LABOR & INDUSTRY

                                                 ___OTHER

FILING FEE: NONE                                 FILE CODE

                                                 FILED DATE


This form (title in triplicate) and all accompanying documents shall be mailed to:
COMMONWEALTH OF PENNSYLVANIA
DEPARTMENT OF STATE
CORPORATION BUREAU


Part I.  COMPLETE FOR EACH FILING:

Current name of entity or registrant affected by the submittal to which this statement relates: (survivor or ____ entity if merger or consolidation)

         SJS ENTERTAINMENT CORPORATION

Entity number, if known: NOTE: ENTITY NUMBER is the computer index number assigned to an entity upon initial filing in the Department of State.

Incorporation/qualification date in Pa.: 11/30/95    State of Incorporation: Pa.

Federal identification Number: 23-2828323

Specified effective date, if any:  n/a


Part II. COMPLETE FOR EACH FILING This statement is being submitted with (check proper box):

X   Amendment: complete Section A only

X Section A. CHANGES TO BE MADE TO THE ENTITY NAMED IN Part I: (Check box/boxes which pertain)

    X    Name: to be changed to SFX RADIO NETWORK, INC.

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